                                                                    EXHIBIT 10.1


                             DISTRIBUTION AGREEMENT

THIS FRANK KASPER & ASSOCIATES, INC. ("Agreement"), dated this 8thday of February, 2000 is made by and between FRANK KASPER & ASSOCIATES, INC. ("FKA"), a Minnesota corporation, with its principal place of business at 7351 Washington Avenue South, Edina, Minnesota 55439 and CALDERA SYSTEMS, Inc. a Delaware corporation, with its principal place of business at 240 West Center Street, Orem, Utah 84057 ("Vendor").

                                    RECITALS

WHEREAS, FKA is engaged in the sale and distribution of CD-ROM titles, books and related products; and

WHEREAS, Vendor is engaged in the manufacture, production and supply of such products, ("Products"); and

WHEREAS, FKA desires to purchase Products from Vendor for sale and distribution to FKA's resellers on a worldwide basis pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties agree as follows:

1. Appointment. Subject to the terms and conditions of this Agreement, Vendor grants to FKA, and FKA hereby accepts, the non-exclusive right to distribute the Products as set forth in Exhibit A on a worldwide basis.

2. Order Fulfillment. Vendor will fulfill all FKA's orders promptly and completely. If a shortage of any Product in Vendor's inventory exists in spite of Vendor's good faith efforts, Vendor agrees to allocate its available inventory of such Product to FKA in proportion to FKA's percentage of all of Vendor's customer orders for such Product during the previous sixty (60) days. FKA shall not be required to purchase any minimum amount or quantity of the Product.

3. Delivery of Product. Vendor shall deliver all Products as designated in FKA's Purchase Orders ("P.O.") unless Vendor rejects the P.O. within ten
      (10) days of P.O. date. Products will be shipped F.O.B. FKA's warehouse unless otherwise indicated on such P.O. Vendor shall bear all shipping costs and risk of loss of damage to Products in transit. Risk of loss to Products will pass to FKA upon receipt thereof. FKA agrees to pay for all taxes and custom duties incurred in delivery of all Products.

4. Intellectual Property. Distributor shall have the right to utilize Vendor's trade name and any trademarks and service marks associated with the Products to identify the origin of the Products in advertising and promotional materials. With respect to Products made by third party manufacturers, Vendor shall ensure throughout the term of the Agreement that FKA has the right to use the third party manufacturer's trademark, service marks and any trademarks and service marks associated with such Products in advertising and promotional materials.

5.    Returns of Product.

      a. FKA may return any Products, including Products returned by FKA customers, for credit against open invoices. Such returns shall be limited to once per month, and shall be made with advance notice to Vendor as to estimated arrival date. Upon advance notice of returns, Vendor shall provide a Return Material Authorization (RMA) within five (5) days of notice. In the event that such RMA is not issued within five (5) days, FKA shall have the right to return any Product(s) to Vendor without an RMA, and Vendor shall be obligated to accept such return for credit. FKA shall bear expense and risk of loss of return shipment. Vendor shall issue payment to FKA for such returned Products if no balance is then outstanding.

      b. Vendor shall issue an immediate credit for purchase price plus all return freight charges for defective Product, and Product returned as defective by FKA customers. Upon Vendor recall of Products due to defects, revisions, or upgrades, FKA shall provide reasonable assistance, at Vendor's expense, in such recall.

      c. FKA's right to return Products shall survive the term and termination of this Agreement. Should FKA have a balance due upon reconciliation of the account for Products returns, freight chargebacks, advertising credits, or other upon end of term or termination, Vendor shall issue payment therefore within (****) days of such end of term or termination. FKA shall use best efforts to return all Products within (****) days of termination of the Agreement.

6. Sales and Selling Price. FKA's selling prices to its resellers shall be at FKA's sole discretion and control. Vendor shall make no pricing commitments to resellers or other third parties which otherwise obligates FKA. Vendor shall have the right to change the list price of any Products upon giving (****) days prior written notice to FKA. In the event that


****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTION.

      Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase shall be invoiced at the lower price.

7. Price Protection. In the event that Vendor reduces the price of any Product or offers the Product at a lower price, including raising the discount offered to any other like distributor, Vendor shall promptly credit FKA for the difference between the invoice price charged to FKA and the reduced price for each unit of Product held in inventory by FKA on the date the reduced price is first offered. Vendor will also credit FKA for the difference between the invoice price charged by FKA to the customer and the reduced price charged by FKA to the customer for each unit of Product held in inventory by FKA's customer's on the date the reduced price is first offered by Vendor if FKA's customers request a credit resulting from Vendor's price reduction. Should any of FKA's customers request a price adjustment as outlined in this Section, FKA shall provide for an independent third party audit of that customer's Inventory upon Vendor's reasonable request and at Vendor's expense. FKA will use commercially reasonable efforts to provide inventory reporting of its customer's inventory.

8. Records. Vendor shall furnish documentation with each shipment to and return of Products from FKA. FKA shall keep accurate records of all Products sales and returns, and monthly inventory reports. FKA shall reconcile its account with Vendor upon end of term or termination of the Agreement. Vendor shall respond to any FKA request for reconciliation within thirty (30) days.

9. Term. The initial term of this Agreement shall be one (1) year. Thereafter, the Agreement shall automatically renew for additional one (1) year periods.

10. Termination. Either party may terminate the Agreement, with cause, upon ninety (90) days advance written notice. FKA may continue to sell any Products in inventory at the time of expiration or termination. For one hundred eighty (180) days after the expiration or earlier termination of this Agreement, FKA may return to Vendor any Product for credit against outstanding invoices, or if there are no outstanding invoices, for a cash refund. Any credit or refund due FKA for returned Product shall be equal to the Product's original cost minus any price protection payments. If FKA terminates the Agreement, Freight charges incurred by FKA in returning the Product shall be paid by FKA. If Vendor terminates the Agreement, Freight charges incurred by FKA in returning the Product shall be paid by Vendor.

11. Payment. Vendor will issue invoices concurrently with Product shipments to FKA. FKA will pay Vendor upon net (****) day terms.

12. Rebate. Vendor will pay FKA a (****) quarterly rebate based on gross sales. The rebate will be paid by check within (****) days after the quarter end. If no check is received within that period FKA shall deduct that amount from the Vendor's next payment.

13. Confidential Information and Non-Compete. Vendor acknowledges that during the term of this Agreement, Vendor will have access to and may become acquainted with certain confidential information of FKA, including but not limited to Distributor's customer lists, as well as the nature and type of software, products, services and methods used and preferred by FKA's customers. Vendor agrees this is proprietary information and will not directly or indirectly make it known to any person, firm or corporation except in connection with this Agreement. Vendor agrees he will not actively solicit orders from FKA's customers or initiate contact with them during the term of this Agreement, and for six months thereafter.

14. Marketing/Advertising. Vendor and FKA agree to conduct joint marketing and advertising for the Products as mutually agreed by the parties in writing. Both parties agree to cooperate in the planning and funding of such advertising. Vendor shall make no marketing, advertising, pass through or promotional commitments to resellers or other third parties which otherwise obligates FKA.

15.   Warranties/Certification

      (a) General Warranty. Vendor represents and warrants that (i) it has good and transferable title to the Products, (ii) the Products will perform in conformity with specifications and documentation supplied by Vendor, (iii) the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, (iv) that there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights, and (v) the Product sales to FKA do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.


****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTION.

      (b) Warranty. Vendor hereby represents and warrants that any Product offered for distribution does not contain any obscene, defamatory or libelous matter or violate any right of publicity or privacy.

      (c) End-User Warranty. Vendor shall provide a warranty statement with Products for end user benefit. This warranty shall commence upon Products delivery to end-user. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY VENDOR WITH RESPECT TO THE PRODUCTS. FKA SHALL NOT EXTEND ANY ADDITIONAL WARRANTIES TO ANY RESELLERS OR END-USERS OF THE PRODUCTS. IN NO EVENT WILL SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      (d) Millennium Compliance Warranty. Vendor warrants and represents that the Products will properly (a) record, store, calculate or present calendar dates falling on and after (and if applicable, spans of time including ) January 1, 2000 as a result of the occurrence of, or use of data consisting of, such dates, and (b) calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such Product records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates.

      (e) EU Warranty. Vendor further warrants and represents for Products distributed in the European Union ("EU") that the Products will be accepted under all EU directives, regulations and the EU country's legislation.

      (f) Made in America Certification. Vendor by the execution of this Agreement certifies that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Products are in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

      (g) Compliance with U.S. Export Laws. Vendor by execution of this Agreement hereby agrees to inform FKA if any of the Products cannot be legally exported out of the United States. Upon receiving such notice from Vendor, FKA hereby warrants and certifies that it will not export or make available for export any such Product about which FKA received notice from Vendor.

16. Indemnity. Vendor shall defend, indemnify and hold FKA harmless from and against all damages and costs incurred by FKA due to claims of infringement of any patents, copyrights, trademarks, trade secrets, or other proprietary rights in the manufacture or marketing of Product; provided that, FKA promptly notifies Vendor of the infringement claim. Upon claim of infringement, Vendor may, at its expense and option, either procure the right to continue using any part of Products, replace same with non infringing Products, or modify Products to make it non-infringing; should Vendor be unable or unwilling to replace, modify, or procure right to continued use of Products within ninety (90) days of claim notification, FKA may return Products for a full credit or a cash refund, at FKA's option.

17. Millennium Compliance Indemnity. Vendor agrees to indemnify and hold FKA and its shareholders, officers, directors, employees, agents, successors, and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorney's fees, expenses, judgments or damages, whether ordinary, special or consequential, resulting from any third party claim made or suit brought against FKA or such persons, to the extent such results from Vendor's breach of the warranty specified in Section 15(d).

18. Competitive Price. Vendor agrees that the prices and terms it offers to FKA are now and will continue to be at least as low as those it offers to any of its like customers. If Vendor offers a lower price, including, but not limited to, sales price, volume discount, extended terms, to any other element of the total price of the Product to Vendor to any other customer, then Vendor will immediately offer that lower price to FKA, and shall apply such lower price to all FKA orders not yet shipped. FKA shall also be entitled to participate in and receive notice of the same no later than Vendor's other customers. In addition, Vendor will issue a credit to reflect the difference in price for all affected inventory in FKA's or its resellers inventory on the date of the price decrease.

19. Arbitration. Except for enforcement of Paragraph 13 of this Agreement, any dispute, controversy, or claim between the parties hereto arising out of or relating to this Agreement or a breach, termination, or invalidity thereof, shall be determined by arbitration. The arbitration proceedings shall be conducted in accordance with the rules then in force of the American Arbitration Association. The decision of the arbitrator or arbitrators shall be final and non-appealable, and judgement may be entered upon the award rendered in any court having jurisdiction thereof. Any arbitration award shall include attorneys' fees for the prevailing party.

20. Notices. All notices or other communications made hereunder shall be in writing and send by U.S. certified or registered first-class mail prepaid, and receipt thereof shall be deemed to be two (2) days from date postmarked.

21. Entire Agreement/Law. This Agreement contains all understandings and agreements between the parties and may not be modified or supplemented except in a writing signed by both parties. The parties agree that the Agreement shall be governed by the law of the State of Minnesota, excepting that body of law concerning conflicts of law. This agreement shall specifically exclude the United Nations Convention on Contracts for the International Sale of Goods without giving effect to conflict of laws.

22.   Survival. Sections 5., 13., 14., 15.,16., 17.,18.,19., 20, 21.,22., and
      23. shall survive termination of this Agreement.

23. Authorized Representatives. Either party's authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

The signer represents that he/she has read this Agreement, agrees, and is an authorized representative of their respective party.

FRANK KASPER & ASSOCIATES, INC.


By:      /s/ Frank Kasper
   -------------------------------------
Name:   Frank Kasper
     -----------------------------------
Title:  President
      ----------------------------------
Date:   February 8, 2000
     -----------------------------------


CALDERA SYSTEMS

By:     /s/ Don R. Hansen
   -------------------------------------
Name:   Don R. Hansen
     -----------------------------------
Title: Sr. Dir., Worldwide Distribution
      ----------------------------------
Date:  February 8, 2000
     -----------------------------------

                              EXHIBIT A- Products:

                       CALDERA SYSTEMS PRODUCT PRICE LIST


---------------------------------------------------------------------------------------------
PRODUCT PART #               PRODUCT DESCRIPTION                MSRP       DISTRIBUTOR PRICE
---------------------------------------------------------------------------------------------
1COL01E023RG                 OpenLinux 2.3 English             (****)            (****)
1COL01E023RB                 OpenLinux 2.3 Eng. Rebate         (****)            (****)
1COL01F023RG                 OpenLinux 2.3 French              (****)            (****)
1COL01G023RG                 OpenLinux 2.3 German              (****)            (****)
1COL01I023RG                 OpenLinux 2.3 Italian             (****)            (****)
                             Eserver 2.3 English               (****)            (****)


****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTION.